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                                                              EXHIBIT 99.(d)(30)

                 AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement (the "Agreement") dated March 1, 1999, by and between Vantagepoint Investment Advisers, LLC, a Delaware limited liability company ("Client"), Barclays Global Fund Advisers, ("Adviser"), and The Vantagepoint Funds ("Funds"), Delaware business trust, is hereby amended as follows.

     1. Section 1. The Account, is hereby amended by the insertion of the following clause at the end of paragraph one:

                  "To the extent that such withdrawals shall reduce the assets of the account to zero, the Adviser shall not be entitled to any fees as set forth hereunder for the period of time for which no assets are held in the Account, notwithstanding any termination provisions set forth in the Agreement."

     2. Schedule A, Statement of Investment Policies and Schedule B, Investment Adviser Guidelines, are deleted in their entirety;

     3. Any references in the Agreement to Schedule A and Schedule B hereby refer to the Statement of Investment Policies and Investment Adviser Guidelines respectively, which have been provided to the Adviser;

     4. Schedule C, Fee Schedule, is now Schedule A, Fee Schedule;

     5. Adviser must manage the assets of the Fund held in the Account in accordance with the Investment Adviser Guidelines and the Fund's Statement of Investment Policies, which have been provided to the Adviser and which may be changed by Client at any time upon written notice to the Adviser and subject to the Adviser's approval and acceptance of said changes, provided, however, that the Adviser is not required to manage the assets in a manner that conflicts in any way with the Investment Company Act of 1940, as amended, any rules, regulations, or interpretations thereof, or with the Funds' then-current registration statement;

     6. All other provisions of the Agreement remain in full force and effect;
        and

     7. The effective date of this Amendment is December 10, 2001.

Unless otherwise defined in this Amendment, all terms used in this Amendment have the same meaning given to them in the Agreement.

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IN WITNESS WHEREOF, DULY AUTHORIZED REPRESENTATIVES OF THE HERETO EXECUTED THIS
AMENDMENT.

         THE VANTAGEPOINT FUNDS

         By:    /s/ [ILLEGIBLE]
                -----------------------
         Title: [Secrety]
                -----------------------

         VANTAGEPOINT INVESTMENT ADVISERS, LLC

         By:    /s/ [ILLEGIBLE]
                -----------------------
         Title: [ILLEGIBLE]
                -----------------------
         BARCLAYS GLOBAL FUND ADVISERS

         By:    /s/ GARRETT F. BOUTON
                ----------------------------------
         Title: MANAGING DIRECTOR

         By:    /s/ [ILLEGIBLE]
                -----------------------------------
         Title: Principal